UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	September 26, 2012

First Bancorp

(Exact Name of Registrant as Specified in its Charter)

North Carolina	0-15572	56-1421916
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification Number)

341 North Main Street, Troy, North Carolina	27371
(Address of Principal Executive Offices)	(Zip Code)

(910) 576-6171

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

First Bancorp
INDEX

Page

Item 1.01 – Entry Into a Definitive Material Agreement	3

Item 7.01 – Regulation FD Disclosure	3

Item 9.01 – Financial Statements and Exhibits	3

Signatures	4

Exhibit 99.1- Press Release dated September 26, 2012	Exhibit

Item 1.01 – Entry Into a Definitive Material Agreement

On September 26, 2012, First Bancorp (NASDAQ – FBNC) and Four Oaks Fincorp, Inc. (OTCQB – FOFN) announced a Purchase and Assumption Agreement (the “Agreement”) dated September 26, 2012. The Agreement, between First Bancorp’s subsidiary, First Bank, and Four Oaks Fincorp’s subsidiary, Four Oaks Bank & Trust Company, provides for First Bank to acquire the Southern Pines and Rockingham, North Carolina branches of Four Oaks Bank & Trust Company. The terms of the agreement provide for First Bank to acquire all of the deposits of each branch (approximately $64 million in total) and selected performing loans (approximately $22 million). First Bank will pay Four Oaks Bank a premium of 1% of deposits (not to exceed $628,000), while the loans will be purchased at book value.

The agreement calls for First Bank to purchase the Rockingham branch building at book value, while the Southern Pines branch facility will not be sold in this transaction and is expected to be closed by Four Oaks Bank upon completion date of the transaction. The purchased loans and assumed deposits currently at the Southern Pines branch will be initially assigned to First Bank’s office located nearby at Pinecrest Plaza.

The transaction is subject to regulatory approval and is expected to be completed during the first quarter of 2013.

Item 7.01 – Regulation FD Disclosure

On September 26, 2012, the Registrant issued a press release regarding its wholly owned subsidiary, First Bank, entering into a branch purchase and assumption agreement with Four Oaks Bank & Trust Company.  A copy of this press release is attached hereto as Exhibit 99.1.

The information furnished under this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or incorporated by reference into any filing thereunder or under the Securities Act of 1933 unless expressly set forth by specific reference in such filing.

Item 9.01 - Financial Statements and Exhibits

Exhibit 99.1 – Press Release dated September 26, 2012

Disclosures About Forward Looking Statements

The discussions included in this document and its exhibits may contain forward looking statements within the meaning of the Private Securities Litigation Act of 1995, including Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially. For the purposes of these discussions, any statements that are not statements of historical fact may be deemed to be forward looking statements. Such statements are often characterized by the use of qualifying words such as “expects,” “anticipates,” “believes,” “estimates,” “plans,” “projects,” or other statements concerning opinions or judgments of the Registrant and its management about future events. The accuracy of such forward looking statements could be affected by such factors as, including but not limited to, the financial success or changing conditions or strategies of the Registrant’s customers or vendors, fluctuations in interest rates, actions of government regulators, the availability of capital and personnel or general economic conditions.

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

First Bancorp

September 27, 2012	By:	/s/ Richard H. Moore
Richard H. Moore
President and Chief Executive Officer

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